UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 13, 2007, Altria Group, Inc. (“Altria”) issued a press release announcing that it has signed an agreement to sell its headquarters building at 120 Park Avenue in New York City for approximately $525 million. The purchaser is a subsidiary of Global Holdings, Inc., a private, U.S.-based real estate investment company, which is part of Eyal Ofer family interests. Under terms of the agreement, Altria plans to close the sale no later than April 1, 2008. Altria said that it will record a pre-tax gain of approximately $440 million upon closing the transaction.

A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Altria Group, Inc. Press Release dated November 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ G. PENN HOLSENBECK
Name:	G. Penn Holsenbeck
Title:	Vice President, Associate General Counsel and Corporate Secretary

DATE: November 13, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Altria Group, Inc. Press Release dated November 13, 2007.